UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2006

                     BATTLE MOUNTAIN GOLD EXPLORATION CORP.
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             (Exact name of registrant as specified in its charter)

            Nevada                  000-50399            86-1066675
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(State or other jurisdiction       (Commission         (IRS Employer
      of incorporation)            File Number)     Identification No.)

      ONE EAST LIBERTY STREET, SIXTH FLOOR, SUITE 9, RENO, NEVADA 89504
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            (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (775) 686-6081

                                      N/A
                                      ---
                        (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written  communications pursuant to Rule 425 under the Securities Act (17
     CFR  230.425)
[ ] Soliciting  material  pursuant  to Rule 14a-12 under the Exchange Act (17
     CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under the
     Exchange  Act  (17  CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Battle Mountain Gold Exploration Corp. (OTC-BB:BMGX) ("Battle Mountain" or the "Company") is pleased to announce that it has closed the previously announced purchase of the IAMGOLD gold royalty assets ("IAMGOLD Assets"). The portfolio of eleven net smelter royalty interests includes royalties from three operating mines: Williams, Don Mario and El Limon. Other significant assets include royalty interests in the Dolores Deposit (being developed by Minefinders Ltd.), La India Resource, Relief Canyon Mine, Joe Mann Mine, and Lluvia Del Oro Mine, as well as several other properties in various stages of exploration.

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The $21,850,000 purchase was funded with a combination of cash and securities.
The $13,850,000 cash portion was funded by a gold facility and a bridge facility from Macquarie Bank Limited and by issuing equity comprising approximately 11.4 million units at $0.31 cents/unit. Each unit is comprised of one common share and one full warrant exercisable at $0.31 cents. The remainder of the purchase price was funded by the issuance of a $2,000,000 exchangeable subordinated secured debenture and 12,000,000 common shares to IAMGOLD Corporation. IAMGOLD now owns approximately 15% of Battle Mountain's outstanding shares.

Net Royalty Revenue for 2005 from the producing royalty assets was approximately USD $2.3 million, at an average spot gold price of $444 per ounce.

Battle Mountain's management believes this important acquisition represents the Company's foundation in building a significant international portfolio of gold royalty assets.

There are no material relationships between the registrant or its affiliates and any of the parties, other than in respect of the agreement.

ITEM 9.01 EXHIBITS

99.1         Press Release

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTLE MOUNTAIN GOLD EXPLORATION CORP.

By: /s/ Mark Kucher
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    Mark Kucher
    Chief Executive Officer

Dated:  April 26, 2006

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